                                                                    EXHIBIT 32.1

CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CHEMUNG
FINANCIAL CORPORATION PURSUANT TO RULE 13a-14(b) UNDER THE SECURITIES
EXCHANGE ACT OF 1934 AND 18 U.S.C. §1350.

The undersigned, the President and Chief Executive Officer of Chemung Financial Corporation
(the "Corporation"), hereby certifies that, to his knowledge on the date hereof:

                   (a)    the Quarterly Report on Form 10-Q of the Corporation for the period ended September 30,
        2012, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934,
                  as amended; and

                   (b)    information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

                                                                  /s/Ronald M. Bentley
                                                                                                                                              Ronald M. Bentley
                                                                                                                President and Chief Executive Officer
                                                                                                                                           November 13, 2012